STOCK OPTION MODIFICATION AGREEMENT

In connection with the stock option grant notices under the 2007 Equity Incentive Plan between BillMyParents, Inc. (formerly known as IdeaEdge, Inc.) and Jonathan Shultz, the parties effective July 19, 2011 agree to the following:

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The stock option grant agreements (the “Agreements”) are dated November 13, 2007 for the grant of an option to purchase up to 1,140,000 shares of Company common stock (as adjusted for a subsequent split) and May 22, 2008 for the grant of an option to purchase up to 1,860,000 shares of Company common stock.

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The Agreements are hereby modified to change the expiration date of the options to July 19, 2016 and the exercise prices are modified to $0.48 per share.

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All other terms of the Agrements remain in place and unmodified.

In witness whereof the parties agree to the terms of this modification agreement, the parties have caused this agreement to be executed as of July 19, 2011.

BillMyParents, Inc.

By: /s/ Jonathan Shultz
Jonathan Shultz

By: /s/ Mark Sandson
Mark Sandson, Interim Chief Executive Officer